UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
June 25, 2012
PINNACLE AIRLINES CORP.
(Exact Name of Registrant as Specified in Charter)

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)
Delaware	001-31898	03-0376558
(Address of principal executive offices)	(Zip Code)
40 South Main Street, Memphis, TN	38103
Registrant’s telephone number, including area code
(901)-348-4100
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On June 11, 2012, Pinnacle Airlines Corp. (the “Company”) entered into an engagement letter agreement (the “Engagement Letter”) with NSB Aviation, LLC (“NSB”), to provide financial and restructuring consulting services to the Company in connection with the Company’s appointment of Steven A. Rossum of NSB as its Chief Restructuring Officer (“CRO”).  The Engagement Letter was approved by the United States Bankruptcy Court for the Southern District of New York, the court in which the Company’s current Chapter 11 proceedings are pending.

As provided in the Engagement Letter, the Company will pay to NSB a monthly retainer of $57,000, prorated for any partial months.  The Company will also reimburse NSB for actual expenses incurred in connection with the provision of its services to the Company.  The term of the Engagement Letter continues until the Company’s emergence from its voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Filing”), or until terminated by either party, with a minimum term of five months beginning June 2012.

The Company may terminate the Engagement Letter without Cause, as defined in the Engagement Letter, upon thirty days’ prior written notice after expiry of the minimum five-month term.  The Company may terminate the Engagement Letter with Cause at any time, provided that the Company provide NSB with fifteen days to remedy any curable default.  NSB may terminate the Engagement Letter upon thirty days’ prior written notice to the Company, provided that termination is approved by the United States Bankruptcy Court, if necessary.

See Item 5.02 of this Report below for a description of the terms of the Engagement Letter relating to the duties and authority of the CRO, which description is incorporated herein by reference.

The foregoing summary of the material terms and conditions of the Engagement Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Engagement Letter, a copy of which is filed as Exhibit 10.111 to this Report and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2012, Steven A. Rossum, 49, was appointed to serve as the Chief Restructuring Officer (“CRO”) of the Company.  According to the Engagement Letter, Mr. Rossum will advise management and the Board and work with the Company to achieve cost targets contemplated by the Company’s business plan.

Mr. Rossum will report to and take direction from the CEO and Board of the Company.  As CRO, Mr. Rossum will provide overall leadership of the Company’s restructuring process and will assist management in the design and implementation of the restructuring strategy.

Mr. Rossum will not be an employee of the Company, as his services will be provided through NSB as an independent contractor.  Mr. Rossum will be afforded indemnification and coverage under the Company’s D&O insurance policies to the same extent as the Company’s senior management.

Since July 2011, Mr. Rossum served as Executive Vice President, Chief Financial Officer and General Counsel of National Air Cargo Holdings.  Previously, Mr. Rossum was employed by AirTran Holdings, Inc. (“AirTran”) since 2008 as Executive Vice President of Corporate Development and Finance and most recently as Executive Vice President, General Counsel and Secretary.  Mr. Rossum previously served as Vice President and Treasurer of Airtran from 1999 to 2001.  From 2001 to September 2008, Mr. Rossum held a number of senior positions with ASTAR Air Cargo and its predecessor by merger DHL Airways and was Executive Vice President, Chief Corporate Officer, Chief Financial Officer and General Counsel of the cargo airline.  He previously held legal and financial management positions with Reno Air, US Airways, and World Airways and practiced aviation and finance law with major law firms in Atlanta, Georgia.

There are no family relationships between Mr. Rossum and any director or executive officer of the Company.  Mr. Rossum is the sole member of Volusia, LLC, a Florida limited liability company which in turn is the sole member of NSB,  with whom the Company has entered into the Engagement Letter.  Other than Mr. Rossum’s interest in the Engagement Letter, there are no other related-party transactions between the Company and Mr. Rossum reportable under Item 5.02 of Form 8-K or Item 404(a) of Regulation S-K as referenced therein.

The foregoing summary of the material terms and conditions of the Engagement Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Engagement Letter, a copy of which is filed as Exhibit 10.111 to this Report and is incorporated herein by reference.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

Exhibits:

Exhibit Number	Description

10.111	Engagement Letter Agreement dated June 11, 2012, between Pinnacle Airlines Corp. and NSB Aviation, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PINNACLE AIRLINES CORP.
(Registrant)

By: /s/ Brian T. Hunt
Brian T. Hunt
Vice President and General Counsel
June 29, 2012